Exhibit 10.2
AMERICAN EXEC CUPERTINO, INC.
OFFICE CENTER SUB-LEASE
     This Office Center Sub-Lease, hereinafter called “Sub-Lease”, dated this 28th day of September, 2005, is entered into between AMERICAN EXEC CUPERTINO, INC., a California Corporation, dba AMERICAN EXECUTIVE CENTER (hereinafter called “LESSOR”) and Zix Corporation (hereinafter called “LESSEE”).
IT IS MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:
     LESSOR hereby leases to LESSEE and LESSEE hereby leases from LESSOR Office No.(s) 104, 19925 Stevens Creek Blvd., Cupertino, CA 950l4-2358, (hereinafter called “PREMISES”).
     Said leasing is subject to the terms, covenants and conditions herein set forth, and LESSEE covenants as a material part of the consideration for this Sub-Lease to keep and perform each and all of said terms, covenants and conditions, and that this Sub-Lease is made upon the condition of such performance.
     If the LESSOR is unable to deliver possession of the PREMISES at the time herein agreed, then the LESSOR shall not be liable for any damage caused thereby nor shall this Sub-Lease be void or voidable, but the LESSEE shall not be liable for any rent until such time as the LESSOR delivers possession.
1. TERM: Subject to LESSOR executing this Sub-Lease as provided below, the Term of this Sub-Lease shall be for six (6) months commencing on the 17th day of October, 2005, if and only if LESSOR gives Notice, as hereafter provided, to LESSEE by midnight of the third day following receipt by LESSOR of two (2) duplicate original copies of this Sub-Lease signed and dated by LESSEE for execution by LESSOR. “Notice” for this purpose shall be by delivery to LESSEE of a duplicate original copy of this Sub-Lease signed and dated by LESSOR, either at the leased PREMISES or by deposit in the U.S. Mail, postage prepaid, addressed to LESSEE at such other address provided to LESSOR by LESSEE at the time LESSEE delivers to LESSOR the aforementioned two (2) signed duplicate original copies of this Sub-Lease.
     Upon the ending date set forth herein or any extension thereof, the Sub-Lease herein granted shall be renewed and extended on a month-to-month basis, upon the same terms and conditions as contained herein, unless either party notifies the other in writing, as provided for in paragraph 16 of this Sub-Lease, at least thirty (30) days prior to the ending date of this Sub-Lease, or the ending of any extensions thereof, that this Sub-Lease will not be renewed. For any renewal or extension, the monthly rent shall be the current rate being charged to new lessees at that time for like space.
     Notwithstanding the provisions of this paragraph 1, solely in the event the Master Lease of LESSOR for the premises of which these PREMISES are a part is not renewed at its termination date, LESSOR agrees to notify LESSEE in writing thereof not later than sixty (60) days prior to the termination of the Master Lease, and the Term of this Sub-Lease shall terminate concurrent with the termination of the Master Lease. In all other respects, this Sub-Lease is not altered or modified, and the rights and obligations of LESSOR and LESSEE shall be, and shall continue during the Term, as herein provided.

2. A. RENT: LESSEE agrees to pay LESSOR, as monthly rent for the PREMISES and for the facilities and services, subject to the conditions of use, if any, described in Exhibit “A” of this Sub-Lease, the sum of One thousand seventy eight Dollars ($ 1078.00) in advance on the first day of each and every calendar month during said Term. In the event the Term of this Sub-Lease commences on a day other than the first day of a calendar month, then the rental for such period shall be prorated.
     B. LESSOR DUTY OF CARE: It is expressly agreed between LESSOR and LESSEE that the duty of care of LESSOR with respect to facilities and services included in LESSEE’s rent and for which LESSOR will not bill LESSEE a charge is slight care and not ordinary care and that this is specifically the case for the availability of the space provided by LESSOR for pick up by LESSEE of mail and any packages received by LESSOR addressed to LESSEE at the PREMISES address.
     C. ADDITIONAL FACILITIES AND SERVICES AND ADDITIONAL RENT: LESSOR does, at its expense, provide additional facilities and services which are available to LESSEE, and which include, but are not limited to, telephone answering, outbound telephone services, administrative/secretarial services, word processing, photocopies, purchases of supplies, incoming and outgoing mail and package delivery services, facsimile services, storage locker rental, equipment rental, furniture rental, Internet access, and web services. These additional facilities and services are described in Exhibit “B” (“Additional Facilities and Services”) attached to and expressly made a part of this Sub-Lease by reference. LESSEE may request that LESSOR provide any of these additional facilities and services to LESSEE under this Sub-Lease, and in that event, LESSOR will bill LESSEE on a monthly basis for LESSEE’s current charge or charges for each and all of those additional facilities and services requested of LESSOR by LESSEE. All such charges for these additional facilities and services are additional rent and shall be payable in addition to the above rental on the first day of each and every calendar month during said Term.
     D. DELINQUENT PAYMENTS: LESSOR shall deliver a detailed billing on its form to LESSEE on or before the last day of each calendar month, and this billing shall include rent in advance for the upcoming month, including the facilities and services described in Exhibit “A”, and additional rent in arrears for those additional facilities and services described in Exhibit “B” and for LESSOR’s telecommunications systems/services described in paragraph 3 of this Agreement provided by LESSOR to LESSEE for the period commencing with the first day following the last day of service billed by LESSOR for the prior month and continuing through a date prior to the date of billing and the end of each calendar month. For this purpose “deliver” is defined as delivery by LESSOR to LESSEE’s mailbox at American Executive Center. All rent and additional rent remaining unpaid by LESSEE after the tenth (10th) of the month shall be subject to a service charge of five percent (5%) of the amount of the billing, payable in addition to the billing. Further, if the amount of the billing is not paid by the tenth day of the month, the amount of the billing, but not the amount of the service charge, shall bear interest at the greater of ten percent (10%) per annum or a sum equal to five percent (5%) above the rate charged by the San Francisco Federal Reserve Bank to Member Banks on the 25th day of the calendar month prior to the date of delinquency as above provided for. In the event full payment for the amount of rent and additional rent billed to LESSEE is not received by LESSOR within ten (10) days after date of delinquency on the eleventh day of the following month, by written notice to LESSEE, LESSOR shall terminate all the additional facilities and services described in Exhibit “B” requested by LESSEE and covered by the terms of this Sub-Lease. In the event payment is not received, including any additional charges here provided for by the twentieth (20th) day of each calendar month, AEC shall have the right granted by LESSEE to charge any such amounts due AEC to the credit card(s) listed by LESSEE on LESSEE’s Credit Application or known to AEC at time of such payment delinquency.

3. TELECOMMUNICATIONS PACKAGE: LESSOR will furnish LESSEE with a telecommunications package which consists of some combination of phone lines, dedicated lines, Internet Access, voice mail, access to outgoing calling, and access to telephone numbers. All components of the package used by LESSEE will remain at all times property of the LESSOR. Upon termination of this Sub-Lease, all telephone numbers being used by LESSEE shall remain the property of LESSOR for LESSOR’s use in the future operations of its business. LESSEE expressly understands that it may not take telephone number(s) upon termination, can that LESSOR is specifically permitted to re-assign any and all telephone numbers previously used by LESSEE, at LESSOR’s sole discretion. LESSEE is not permitted to install any communication equipment, including telephone or network lines for internal or external use without prior written approval of LESSOR.
4. PERMITTED USE: Said PREMISES shall, during the Term of this Sub-Lease and any extensions thereof, be used for the following business purposes only:

     LESSEE shall not offer to other Lessees at the PREMISES any of the facilities and services or additional facilities and services which LESSOR provides to its other lessees, including, but not limited to, those facilities and services described in Exhibit “A” and additional facilities and services described in Exhibit “B”. In the event LESSEE breaches this provision, LESSOR may, at its sole option, terminate this Sub-Lease and pursue any legal remedies available to LESSOR.
5. SECURITY DEPOSIT: LESSEE has deposited with LESSOR the sum of One thousand seventy eight Dollars ($ 1078.00). Said sum shall be held by LESSOR as security for the faithful performance by LESSEE of all of the terms, covenants, and conditions of this Sub-Lease during the Term hereof. If LESSEE defaults with respect to any provision of this Sub-Lease, including but not limited to the provisions relating to the payment of rent and additional rent, LESSOR may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent, additional rent or any other sum in default, or for the payment of any other amount which LESSOR may spend or become obligated to spend by reason of LESSEE’s default, or to compensate LESSOR for any loss or damage which LESSOR may suffer by reason of LESSEE’s default. If any portion of said deposit is so used or applied, LESSEE shall, upon demand therefor, deposit cash with LESSOR in an amount sufficient to restore the security deposit to its original amount, and LESSEE’s failure to do so shall be a material breach of this Sub-Lease.
     Any time the rent payable by LESSEE to LESSOR increases during the Term of this Sub-Lease and any renewal, LESSEE shall, upon written request from LESSOR, deposit additional monies with LESSOR sufficient to maintain the same ratio between the security deposit and the rent as those amounts are specified in the Sub-Lease for the beginning of the Term.
     LESSOR shall not be required to keep this security deposit separate from its general funds, and LESSEE shall not be entitled to interest on such deposit. If LESSEE shall fully and faithfully perform every provision of this Sub-Lease, the security deposit, or any balance thereof, shall be returned to LESSEE (or, at LESSOR’s option, to the last assignee of LESSEE’s interest hereunder) within forty-five (45) days after termination of this Sub-Lease provided all sums payable by LESSEE to LESSOR have been paid in full, including payment to LESSOR of the sum of Twenty-Five Dollars ($25.00) for each key to the PREMISES not returned to LESSOR by LESSEE by the termination date of this Sub-Lease.

6. HAZARDOUS SUBSTANCES: The term “Hazardous Substance” as used in this Sub-Lease shall mean any product, substance, chemical material or waste the presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the PREMISES, of which is either: (a) potentially injurious to the public health, safety or welfare, the environment or the PREMISES; (b) regulated or monitored by any governmental authority; or (c) a basis for liability of LESSOR to any governmental agency or third party under any applicable statute or common law theory.
     LESSEE shall not engage in any activity in, on or about the PREMISES which constitutes a Reportable Use of Hazardous Substances without the prior express written consent of LESSOR, which LESSOR may, in its sole discretion, refuse, and LESSEE shall comply in a timely manner at LESSEE’s sole cost and expense with all applicable laws. LESSEE shall be required to immediately notify LESSOR in writing if LESSEE knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the PREMISES. LESSEE shall, at LESSEE’s sole cost and expense, fully, diligently and in a timely manner comply with all Applicable Law, which term is used in this Sub-Lease to include all laws, regulations, rules, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau and the recommendations of LESSOR’s engineers and/or consultants relating in any manner to the PREMISES, now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. LESSOR and LESSOR’s agents shall have the right to enter the PREMISES at any time in the case of an emergency and, otherwise, at reasonable times for the purpose of inspecting the condition of the PREMISES and for verifying compliance by LESSEE specifically with the provisions of this paragraph 6. LESSEE shall indemnify, protect, defend and hold LESSOR, its agents, employees, lenders and Master Lessor to LESSOR, and the PREMISES, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney’s and consultant’s fees arising out of or involving any Hazardous Substance brought onto the PREMISES by or for LESSEE or under LESSEE’s control. LESSEE’s obligations under this paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or environment created or suffered by LESSEE, and the cost of investigation, including consultant’s and attorney’s fees and testing, removal, remediation, restoration and/or abatement thereof, or any contamination therein involved, and shall survive the expiration or earlier termination of this Sub-Lease. No Termination, Cancellation or Release Agreement entered into by LESSOR and LESSEE shall release LESSEE from its obligations under this Sub-Lease with respect to Hazardous Substances, unless specifically so agreed by LESSOR in writing at the time of such Agreement.
7. SUB-LEASE TERMINATION AND SURRENDER: On expiration or sooner termination of this Sub-Lease, or any extension or renewals of this Sub-Lease, LESSEE shall promptly surrender and deliver the PREMISES to LESSOR in as good condition as they are now at the date of this Sub-Lease, reasonable wear and tear excepted.
8. ALTERATIONS: LESSEE shall make no alterations, decorations, additions or improvements in or to the PREMISES without LESSOR’s prior written consent, and only by contractors or mechanics approved by LESSOR. All such work shall be done at such times and in such manner as LESSOR may from time to time designate.
     Any alterations, decorations, additions or improvements by LESSEE pursuant to this Sub-Lease shall, at the sole option of LESSOR, either be retained by LESSOR, or be removed at LESSEE’s expense at the expiration of the tenancy under this Sub-Lease, and, if removed, the PREMISES shall be restored to their state and condition at the date of commencement at LESSEE’s expense.

9. FACILITIES AND SERVICES/BUILDING ACCESS: The “Facilities and Services” described in Exhibit "A”, and the “Additional Facilities and Services” if requested by LESSEE, described in Exhibit “B” attached to and expressly made a part of this Sub-Lease by reference, shall be furnished to the PREMISES during normal business hours. The LESSOR shall not be liable for any damage caused as a result of furnishing any of the above described facilities and services, or additional facilities and services requested by LESSEE from LESSOR, or for stoppage or interruption of any said facilities and services, or additional facilities and services, caused by labor disturbances, or labor disputes (whether caused by LESSOR or otherwise), accident, repairs or other cause; nor shall LESSOR be liable under any circumstances for loss or injury to persons or property, however occurring, through, or in connection with or incidental to, the furnishing of any of the foregoing or any other facilities and services including those in Exhibit “A” and/or Exhibit “B” by LESSOR to LESSEE, except only for loss or injury resulting from willful acts or the gross negligence of LESSOR or any of its employees or agents, nor shall any such failure relieve LESSEE from the duty to pay the full amount of rent or additional rent herein specified, or constitute or be construed as constructive or other eviction of LESSEE.
     Provided the LESSEE shall not be in default hereunder, and subject to the provisions elsewhere herein contained, the LESSOR agrees to furnish to the PREMISES in reasonable quantities and during normal business hours, electric current for lighting and normal office use only, common restroom facilities with hot and cold water, and heating and air conditioning. LESSEE shall also have the right to use the facilities described during non-business hours in which case heating and air conditioning will be provided on an hour-by-hour basis by means of a one-hour timer operated by LESSEE.
     LESSOR shall have the right, at all reasonable times, to enter the PREMISES to inspect the same and to make such repairs and alterations as LESSOR shall see fit, or (within thirty days prior to termination of this Sub-Lease) to show the leased PREMISES to prospective Lessees.
10. REPAIR: By entry hereunder, LESSEE accepts the PREMISES as being in good, sanitary order, condition and repair. LESSEE shall, at LESSEE’s sole cost and expense, keep the PREMISES, and every part thereof, including all windows and doors, in good condition and repair, ordinary wear and tear excepted. LESSOR shall have no obligation to alter, remodel, improve, repair, decorate or paint the PREMISES or any part thereof, and the parties hereto affirm that LESSOR has made no representations to LESSEE respecting the condition of the PREMISES or the Building except as specifically herein set forth.
11. INSURANCE: The LESSEE, at his expense, will provide insurance for LESSEE’s furniture, furnishings and other personal property. LESSEE will provide liability insurance for the PREMISES with a combined single limit for bodily injury and property damage liability of $500,000 minimum. The LESSOR will be endorsed as an additional named insured on the liability policy, and LESSEE will provide a certificate of insurance to LESSOR, which will also provide that the insurance will not be terminated or not renewed without not less than twenty (20) days prior written notice to LESSOR. The LESSOR will not carry insurance on LESSEE’s possessions and personal property.
12. SIGNS AND AUCTIONS: LESSEE shall not place any sign upon the PREMISES or Building or conduct any auction thereon without LESSEE’s prior written consent.
13. CHOICE OF LAW AND VENUE: This Sub-Lease shall be governed by the laws of the State of California. The exclusive venue shall be the Municipal Court or Superior Court of the County of Santa Clara, California having jurisdiction.

14. SUBLET AND LICENSE: Neither the LESSEE, nor anyone claiming by, through or under the LESSEE, shall mortgage or assign this Sub-Lease or sublet or license the PREMISES or any part thereof or permit the use of the PREMISES by any person other than the LESSEE without prior written consent of LESSOR.
15. BUILDING RULES: The “Rules and Regulations of the Building” attached hereto as Exhibit “C” are expressly made a part of this Sub-Lease by reference, and LESSEE hereby expressly covenants and agrees to abide by all of said Rules and Regulations, as well as such reasonable modifications thereof as may be hereafter adopted and written notice thereof given to LESSEE by LESSOR, including, but not limited to, reasonable rules and regulations relating to parking provided by LESSOR for use by all Lessees in the building in which the PREMISES are located. LESSOR shall have no responsibility to LESSEE for the violation or non-performance by any other tenant of said Building of any of said Rules and Regulations.
16. WRITTEN NOTICES: All notices by LESSOR to LESSEE, or by LESSEE to LESSOR, shall be in writing. Notices shall be deemed to be duly given if personally delivered by LESSEE to the office of LESSOR, and by LESSOR to the PREMISES of LESSEE, under the terms of this Sub-Lease; or if mailed by certified or registered mail, return receipt requested, postage prepaid, by LESSEE addressed to LESSOR at its office at the location of the PREMISES, and by LESSOR addressed to LESSEE at the PREMISES. Notices may not be given by Facsimile; except that solely in the event LESSEE gives notice by Facsimile and LESSOR acknowledges in writing to LESSEE receipt of the Facsimile Notice from LESSEE, then only shall such Facsimile Notice constitute Notice with respect to the requirements of Written Notice under this Sub-Lease.
17. COMPLIANCE WITH LAW: LESSEE shall, at LESSEE’s own cost and expense, comply with all statutes, ordinances, regulations and requirements of all governmental agencies, whether federal, state, county or municipal, relating to LESSEE’s use and occupancy of said PREMISES whether such statutes, ordinances, regulations and requirements be now in force or hereinafter enacted.
18. INSURANCE HAZARDS: LESSEE shall not commit nor permit the commission of any acts on said PREMISES nor use or permit the use of said PREMISES in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring the PREMISES or the improvements to the PREMISES. LESSEE shall, at his/its own cost and expense, comply with any and all requirements of LESSOR’s insurance carriers necessary for the continued maintenance of and reasonable rates for the fire and liability insurance policies of LESSOR for the PREMISES and the improvements to the PREMISES.
19. TAXES AND FEES: LESSEE shall file timely all reports and shall pay, before they become delinquent, all taxes, assessments, or other charges levied or imposed by any governmental entity on LESSEE’s business, the Sub-Lease of the PREMISES (except on the rental payments) and on the furniture, trade fixtures, appliances and other personal property furnished by LESSEE, in, on, or about the PREMISES.
20. HOLD HARMLESS: LESSEE agrees to indemnify and to hold LESSOR and the property of LESSOR, including the PREMISES, free and harmless from any and all claims, liability, loss, damage, or expenses resulting from LESSEE’s negligence in the occupation and use of the PREMISES and Building.
21. DEFAULT AND ABANDONMENT BY LESSEE: Should LESSEE breach this Sub-Lease and abandon the PREMISES prior to the natural expiration of the Term of this Sub-Lease, LESSOR may: (a) continue this Sub-Lease in effect by not terminating LESSEE’s right to possession of said PREMISES, in which event LESSOR shall be entitled to enforce all its rights and remedies under this Sub-Lease, including the right to recover the rents and other obligations, if any, of LESSEE specified in this Sub-Lease as they become due under this Sub-Lease; or (b) terminate this Sub-Lease and recover from LESSEE (i) The worth, at the time of award, of the unpaid rent which had been earned at the time of termination of the Sub-Lease; (ii) The worth, at the time of award, of the amount by which the unpaid rent which would have been earned after termination of the Sub-Lease until the time of award exceeds the amount of rental loss that LESSEE proves could have been reasonably avoided; (iii) The worth, at the time of award, of the amount by which the unpaid rent for the balance of the Term of this Sub-Lease after the time of the award exceeds the amount of rental loss that LESSEE proves could be reasonably avoided; and (iv) Any other amount necessary to compensate LESSOR for all detriment approximately caused by LESSEE’s failure to perform his obligations under this Sub-Lease.
     Should LESSEE default in the performance of any of the covenants, conditions, or agreements contained in this Sub-Lease or any addendum to this Sub-Lease, LESSEE shall have breached the Sub-Lease and LESSOR may, in addition to the remedies specified in this paragraph, re-enter and regain possession of said PREMISES in the manner provided by the Laws of Unlawful Detainer of the State of California then in effect.
     The remedies given to LESSOR in this paragraph shall not be exclusive but shall be cumulative and in addition to all remedies now or hereafter allowed by law or elsewhere provided in this Sub-Lease. The waiver by LESSOR of any breach by LESSEE of any of the provisions of this Sub-Lease shall not constitute a continuing waiver or a waiver of any subsequent breach by LESSEE either of the same or another provision of this Sub-Lease.
22. EMPLOYEES OF LESSOR: LESSEE agrees not to offer or have offered employment to any employees, or to employ any employees of the LESSOR during the LESSEE’s stay within the PREMISES or for a period of six (6) months following the termination of this Sub-Lease. LESSOR and LESSEE agree that the damages to LESSOR that would result from a breach of this provision by LESSEE cannot reasonably be determined at the time of entering into this Sub-Lease and, therefore, that LESSOR shall be entitled to payment of the sum of Ten Thousand Dollars ($10,000.00) from LESSEE as liquidated damages, in accordance with the provisions of the California Civil Code, with respect to each such breach. It is also agreed that LESSOR shall be entitled to injunctive relief against LESSEE in the event of any such breach or allegation thereof, including an ex parte application and issuance of injunction.
23. ATTORNEY’S FEES: If LESSOR incurs any legal fees for services provided by an attorney consulted by LESSOR with respect to any breach or alleged breach by LESSEE of this Sub-Lease, to recover rent, additional rent, or other sums due, to terminate the tenancy of the PREMISES or to enforce, protect or establish any term, condition or covenant of this Sub-Lease, LESSEE shall be obligated to reimburse LESSOR the full amounts thereof within ten (10) calendar days of receipt of a written demand from LESSOR which shall itemize the sums expended by LESSOR and repayable to LESSOR by LESSEE.
     Should any litigation, arbitration or mediation be commenced between the parties to this Sub-Lease concerning the PREMISES, this Sub-Lease or the rights and duties of either in relation thereto, the party, LESSOR or LESSEE, prevailing in said litigation, arbitration or mediation shall be entitled, in addition to such other relief as maybe granted in the litigation, arbitration or mediation, to a reasonable sum as and for his/its attorneys fees in such litigation, arbitration or mediation, which shall be determined by the Court in such litigation, arbitration or mediation, or in a separate action brought for determining such sum.

24. PARTIAL INVALIDITY: Should any provision of this Sub-Lease be held by a Court of competent jurisdiction to be either invalid, void or unenforceable, the remaining provisions of this Sub-Lease shall remain in full force and effect, unimpaired by the holding.
25. SOLE AND ONLY AGREEMENT: This instrument, together with any addenda thereto, constitutes the sole and only agreement between LESSOR and LESSEE respecting the PREMISES, and correctly sets forth the obligations of LESSOR and LESSEE to each other as of this date. Any agreements or representations respecting the PREMISES, or their leasing by LESSOR to LESSEE, not expressly set forth in this instrument are null and void.

Executed on the date specified below at Cupertino, Santa Clara County, California.

“LESSOR”

AMERICAN EXEC CUPERTINO, INC.

By:	/s/ Milann Garcia	Milann Garcia

	Signature, Title	Print Name

10/3/05

Date

“LESSEE”

Zix Corporation

By:	/s/ Brad Almond, CFO	Almond, Brad

	Signature, Title	Print Name

9/30/05

Date

Personal Guarantee

By:

	Signature of Guarantor	Print Name

Date

Exhibit “A”
Facilities and Services
AMERICAN EXECUTIVE CENTER
          The following facilities and services are provided to LESSEE, in addition to the PREMISES, each month in consideration for the monthly rent paid to LESSOR by LESSEE pursuant to paragraph 2.A. of this Sub-Lease:
•	Full-time receptionist during normal business hours and reception area with seating for visitors.

•	Up to ten (10) hours use per billing period of any available conference rooms on a time-shared, sign-up basis with other Lessees.

•	Use of a kitchen/lunch area including microwave oven and refrigerator/freezer.

•	Coffee for tenants and visitors.

•	Janitorial service five times per week.

•	All utilities except electrical current for extraordinary equipment.

•	Reasonable use of parking facilities.

•	Access to building 7 days /week, 24 hours / day.

•	Listing of LESSEE’s business name on lobby directory and office door.

Exhibit “B”
Additional Facilities and Services
AMERICAN EXECUTIVE CENTER
          The following additional facilities and services are provided to LESSEE each month, if requested by LESSEE, pursuant to paragraph 2.B. of this Sub-Lease. If applicable charges apply, they will be charged according to the then current published price list for those additional facilities and services.
•	Electronic PBX telephone system.

•	Personalized telephone answering service during normal business hours (8:30 a.m. to 5:00 p.m., Monday through Friday, except holidays).

•	Digital voice processing system for messaging.

•	Mail and package handling.

•	Other available facilities and services, including additional conference room hours for an hourly charge. (See a current published price list for available facilities and services.)

Exhibit “C”
Rules and Regulations of the Building
AMERICAN EXECUTIVE CENTER
1. No sign, placard, picture, advertisement, name or notices shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building or the PREMISES; except that the business name will be displayed by LESSOR on its Directory in its lobby and on the door to the PREMISES. LESSOR shall have the right to remove any unauthorized sign, placard, picture, advertisement, name or notice without notice to, and at the sole expense of, LESSEE.
     LESSEE shall not place anything or allow anything to be placed near the glass of a window, door, partition or wall, which may appear unsightly from outside the PREMISES. LESSEE shall not, without consent of LESSOR, sunscreen any window.
2. LESSEE shall not bring any Telecommunications Equipment or Systems to the Premises and shall solely use those provided by LESSOR pursuant to paragraph 3 of the Office Center Sub-Lease between LESSOR and LESSEE.
3. The sidewalks, halls, passages, exits and entrances, and other common areas, shall not be obstructed by any LESSEE or used by any LESSEE for any purpose other than for ingress and egress from the PREMISES of LESSEE.
4. LESSEE shall not alter any lock or install any new or additional locks or any bolts on any doors of the PREMISES.
5. The toilet rooms, toilets, wash bowls and other apparatus shall not be used for any purpose other than the purpose for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the LESSEE who, or whose employees or invitees, shall have caused it.
6. LESSEE shall not overload the floor of the PREMISES or in any way deface the PREMISES or any part thereof.
7. No furniture, freight or equipment of any kind shall be brought into the Building without the prior notice and consent of LESSOR, and all moving of the same into or out of the Building shall be done at such time and in such manner, as LESSOR shall designate. LESSOR shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by the LESSOR, stand on supports of such thickness as is necessary to properly distribute the weight. LESSOR will not be responsible for loss of, or damage to, any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of LESSEE.
8. LESSEE shall not use or occupy the PREMISES for any purpose other than the PERMITTED USE provided for in paragraph 4 of this Sub-Lease and the occupancy and use by LESSEE for that use shall be limited expressly and specifically to that use and for General Office Use and Occupancy. The failure of LESSEE to comply with the provisions of paragraph 4 and with this Rule/Regulation No. 8 shall constitute grounds for immediate termination by LESSOR, subject only to LESSOR first giving LESSEE notice in writing stating the violation or violations under this Rule/Regulation No. 8 and under this Sub-Lease and, thereafter, either where such violation or violations continue for a period of ten (10) days after such written notice by LESSOR to LESSEE, or the recurrence of the violation, in which event a further notice of the type described above shall not be required. It is agreed that the following are examples of prohibited activities, but that they are not all-inclusive: Use or keeping of any foul or noxious gas or substance in the PREMISES, permit the PREMISES to be occupied or used by LESSEE, LESSEE’s employees or invitees or others in any manner other than general office use and the occupancy or presence on the PREMISES of any person or persons other than the employees or LESSEE performing business responsibilities for LESSEE, expressly including the exclusion of children from the PREMISES; the use or occupancy of the PREMISES in any manner offensive or objectionable to LESSOR or other occupants of the building by reason of noise, odors and/or vibrations, the occurrence or likelihood of occurrence of any event other than the direct performance of business duties of LESSEE by LESSEE’S regular employees, or interference in any way with other LESSEES or those having business therein; nor shall any animal, bird, or fish be brought in or kept in or about the PREMISES or the building.
9. No cooking shall be done or permitted by any LESSEE in the PREMISES, nor shall the PREMISES be used for the storage of merchandise, for lodging, or for any improper or objectionable purposes.
10. LESSEE shall not use or keep in the PREMISES or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by LESSOR.
11. No boring, drilling or cutting and no installation of attached wiring or other additions to the Premises or any portion shall be done by LESSEE, its employees, agents or persons acting under LESSEE’s authority, except after compliance with paragraph 8 of the Office Center Sub-Lease and in addition expressly without the prior written consent of LESSOR respecting introduction to or installation in the Premises of any such alteration or addition described above and solely in the event of prior written approval of LESSOR, which it shall not be required to give, to maintenance, repair, replacement and to removal or non-removal during or at termination of the Term.
12. On Saturdays, Sundays, legal holidays and on other days when the Building is not open for business, access to the Building is restricted, and access may be refused in some circumstances. LESSEE shall be responsible for all persons that LESSEE authorizes to be in the Building at those times. LESSEE shall be responsible for making sure that the exterior doors to the Building are kept locked during those periods, except when LESSEE or invitees of LESSEE are entering or leaving the Building.
13. LESSOR reserves the right to exclude or expel from the Building any person who, in the judgment of LESSOR, is intoxicated or under the influence of liquor or drugs, or who shall, in any manner, do any act in violation of any of the Rules and Regulations of the Building.
14. No vending machine, water dispenser or other machines of any description shall be installed, maintained or operated upon the PREMISES without the prior written approval of LESSOR.
15. LESSOR shall have the right, exercisable without notice and without liability to LESSEE, to change the name and street address of the Building of which the PREMISES are a part.
16. LESSEE shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.
17. LESSOR shall have the right to control and operate those portions of the Building other than the PREMISES, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the Lessees, in such a manner as it deems best for the Lessees generally.

18. All entrance doors to the PREMISES shall be kept locked when the PREMISES are not occupied, and shall be kept closed at all times except for normal ingress and egress to and from the PREMISES.
19. LESSEE will not damage or deface the walls, floors or ceilings nor drill holes for the hanging of pictures without the prior written consent of LESSOR. LESSEE will not make any unlawful, improper or offensive use of the PREMISES, nor commit any act that may damage structural parts of the Building or disturb the quiet enjoyment of any other tenant in the Building.
20. It is understood that neither LESSEE nor any invitees or guests of LESSEE are permitted to smoke any cigarette, cigar or pipe in any area within American Executive Center.
21. LESSEE shall not install photocopy equipment of any kind without the prior written approval of LESSOR. LESSEE specifically acknowledges that a portion of LESSOR’S business is to provide, at reasonable cost, such equipment to all Lessees and said installation of such equipment by LESSEE would adversely affect LESSOR’s cost of operation, thus requiring an adjustment in rent.
     LESSEE shall not install any equipment of any kind that uses electric current, except for personal computers, fax machines, calculators, adding machines, radios and other ordinary low-current devices, without the prior written approval of LESSOR. In the event the installation of equipment using excessive electric current is approved by LESSOR, LESSEE agrees to pay to LESSOR each month a fair and reasonable amount, mutually agreed to by LESSEE and LESSOR, to cover the additional utility expense.
22. In the event of invasion, mob, riot, earthquake, public excitement or other commotion, LESSOR reserves the right to restrict or prevent access to the Building during any period or the threat of, commencement, or continuance of any such activity, and for that purpose shall have the right to secure the access to the PREMISES and to take all other reasonable measures to protect the Building, the Lessees and their invitees and employees and the property in the Building.
23. LESSEE agrees that it will abide by, keep and observe all reasonable rules and regulations that LESSOR may make or establish from time to time for the management, safety, care and cleanliness respecting the parking areas and the areas for loading and unloading the vehicles, as well as those rules and regulations made or established for the convenience of other Lessees and Sub-Lessees and their invitees, including, but not limited to, rules and regulations regarding the issuance of parking permits and/or other written authorization or identification documents and reasonable rules respecting their use by LESSEE, its employees and invitees.

FIRST ADDENDUM
Office Center Sub-Lease
First Addendum to Sub-Lease between AMERICAN EXEC CUPERTINO, INC., a California Corporation, dba AMERICAN EXECUTIVE CENTER, and Zix Corporation, dated this 5th day of October, 2005.
IT IS FURTHER AGREED TO WITH RESPECT TO THE OFFICE CENTER SUB-LEASE TO WHICH THIS FIRST ADDENDUM IS ATTACHED AND EXECUTED:
1)	LESSOR will provide furniture for office(s) 104.
     a) U-shaped desk, lateral file, bookcase, desk chair and two side chairs in office 104.
2)	LESSOR agrees to pay, as additional rent, and for the entire term of the Sub-Lease and any renewals or extensions thereof, the amount of $95.00 per month for the rental of said furniture. This amount shall be billed on LESSEE’s monthly invoice as “Furniture Rental” and shall be due and payable in accordance with the provisions detailed in Paragraphs 2A, 2B, 2C, and 2D of the Office Center Sub-Lease to which this First Addendum is attached.
Wherefore, LESSOR and LESSEE further and concurrently agree the date below.
American Exec Cupertino, Inc., a California Corporation, dba American Executive Center

By:	/s/ Milann Gorda, Center Manager	Date: 10/5/05

Signature, Title

Zix Corporation

By:	/s/ Howard Rouse, Assistant Controller	Date: 10/10/05

Signature, Title